Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), S. James Miller, Jr., Chief Executive Officer of ImageWare Systems, Inc. (the “Company”), and Wayne Wetherell, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.                 The Company’s quarterly report on Form 10-QSB for the period ended September 30, 2003 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.                 The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the periods covered by the Report and the results of operations of the Company for the periods covered by the Report.

Dated:    November 14, 2003

/s/ S. James Miller	/s/ Wayne Wetherell
S. James Miller, Jr.	Wayne Wetherell
Chief Executive Officer	Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to ImageWare Systems, Inc. and will be retained by ImageWare Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.